Exhibit 5.1
[Letterhead of Debevoise & Plimpton LLP]
July 15, 2008
The Governor and Company of the Bank of Ireland
Lower Baggot Street
Dublin 2, Ireland
Ladies and Gentlemen:
     We have acted as special counsel to The Governor and Company of the Bank of Ireland, a corporation organized under the laws of Ireland (the “Bank”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, by the Bank of Post-Effective Amendment No. 1 to Registration Statement No. 333-139194 on Form F-3 (together, the “Registration Statement”), including a prospectus, dated July 15, 2008 (the “Base Prospectus”), relating to the registration of an unspecified aggregate principal amount of, and the public offering, from time to time, of (i) senior debt securities of the Bank (the “Senior Debt Securities”), to be issued pursuant to a Senior Indenture (the “Senior Indenture”), dated as of December 8, 2006, between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Senior Trustee”), (ii) dated subordinated debt securities of the Bank (the “Dated Subordinated Debt Securities”), to be issued pursuant to a Dated Subordinated Indenture (the “Dated Subordinated Indenture”), to be entered into between the Bank and The Bank of New York Mellon, as trustee (the “Dated Subordinated Trustee”), and (iii) undated subordinated debt securities of the Bank (the “Undated Subordinated Debt Securities” and together with the Senior Debt Securities and the Dated Subordinated Debt Securities, the “Debt Securities”), to be issued pursuant to an Undated Subordinated Indenture (the “Undated Subordinated Indenture” and, together with the Senior Indenture and the Dated Subordinated Indenture, the “Indentures”), to be entered into between the Bank and The Bank of New York Mellon, as trustee (the “Undated Subordinated Trustee”).
     In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Bank and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Bank and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Bank and its subsidiaries and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) that the Senior Trustee had and has the power and authority to execute and deliver, and to perform its obligations under, the Senior Indenture, (vi) that the Dated Subordinated Trustee and the Undated Subordinated Trustee have, and will continue to have, the power and authority to execute and deliver, and to perform their respective obligations under, the Dated Subordinated Indenture and Undated Subordinated Indenture, (vii) the due authorization, execution and delivery of the Indentures by the Trustee, (viii) the enforceability of the Indentures against the Trustee, (ix) that the Trustee has the power and authority to authenticate the Debt Securities of each class, (x) the due authentication of the Debt Securities of each class by the Trustee in accordance with the terms of the applicable Indenture.
     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
     1. When (i) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Court of Directors of the Bank or a duly authorized committee thereof (the “Court of Directors”), (ii) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any supplement to the Base Prospectus included therein and in accordance with the Senior Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Court of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms.
     2. When (i) the terms, and the execution and delivery, of the Dated Subordinated Indenture have been duly authorized and approved by all necessary action of the Court of Directors, (ii) the Dated Subordinated Indenture has been duly executed and delivered by the Bank and the Dated Subordinated Trustee, (iii) (a) the terms of the Dated Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Court of Directors and (b) the terms of the Dated Subordinated Debt Securities have duly been established in accordance with the Dated Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (iv) the Dated Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any supplement to the Base Prospectus included therein and in accordance with the Dated Subordinated Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Court of Directors, the Dated Subordinated Debt Securities (other than the subordination provisions contained in the Dated Subordinated Debt Indenture, which are expressed to be governed by Irish law, and as to which we express no opinion) will be validly issued and will constitute valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms.
     3. When (i) the terms, and the execution and delivery, of the Undated Subordinated Indenture have been duly authorized and approved by all necessary action of the Court of Directors, (ii) the Undated Subordinated Indenture has been duly executed and delivered by the Bank and the Undated Subordinated Trustee, (iii) (a) the terms of the Undated Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Court of Directors and (b) the terms of the Undated Subordinated Debt Securities have been duly established in accordance with the Undated Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (iv) the Undated Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any supplement to the Base Prospectus included therein and in accordance with the Undated Subordinated Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Court of Directors, the Undated Subordinated Debt Securities (other than the subordination provisions contained in the Undated Subordinated Debt Indenture, which are expressed to be governed by Irish law, and as to which we express no opinion) will be validly issued and will constitute valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms.
     Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any of the Indentures or the Debt Securities of any class that purports to (i) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (ii) constitute a waiver of inconvenient forum or improper venue, (iii) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (iv) grant a right to collect any amount that a court determines to constitute unearned interest or post-judgment interest or a penalty or forfeiture or (v) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange where a final judgment concerning such obligation is rendered in another currency. In addition, the enforceability of any provision in any of the Indentures or the Debt Securities of any class to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. We have exclusively relied, with your permission, as to all matters involving the laws of Ireland including, without limitation, that (i) the Bank had and has the power and authority to execute and deliver, and to perform, its obligations under the Senior Indenture, (ii) that the Bank has, and will continue to have, the power and authority to execute and deliver, and to perform its obligations under, the Dated Subordinated Indenture and the Undated Subordinated Indenture, (iii) the due authorization, execution and delivery of each of the Indentures by the Bank, (iv) that the Bank has, and will continue to have, the power and authority to execute and deliver, and to perform its obligations under, the Debt Securities of each class, and (v) the due authorization, execution and delivery of the Debt Securities of each class by the Bank, upon the opinion of Arthur Cox, special Ireland counsel to the Bank, dated today and addressed to you.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect, that in our experience are normally applicable to transactions of the type contemplated by each of the Indentures and the Debt Securities without regard to the particular nature of the business conducted by the Bank.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Base Prospectus forming a part thereof. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP